EXHIBIT 5.1

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661


                                                     WRITER'S DIRECT DIAL NUMBER

July 24, 1998

Board of Directors
Emclaire Financial Corp.
612 Main Street
Emlenton, Pennsylvania  16373

Ladies and Gentlemen:

     Reference  is  made  to  the  registration   statement  on  Form  S-4  (the
"Registration Statement") being filed by Emclaire Financial Corp., a Pennsylvania corporation (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 338,000 shares of the Company's common stock, $1.25 par value per share, to be issued or reserved for issuance in connection with the merger (the "Merger") by and between the Company, The Farmers National Bank of Emlenton, Peoples Savings Financial Corporation and Peoples Savings Bank, as described in the Registration Statement.

     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors, the Agreement and Plan of Reorganization and such other documents and matters of law as we deemed relevant for the purpose of rendering this opinion. Based solely upon the foregoing and relying upon the Company as to the accuracy of the facts and documents (without independent verification), we are of the opinion that the Common Stock, when issued in accordance with the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion only as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Joint Proxy Statement forming a part of the Registration Statement. This opinion may not be used for any other purposes without our written permission. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,


                                         /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                         ---------------------------------------
                                            Malizia, Spidi, Sloane & Fisch, P.C.